Exhibit 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
                                          LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P,  I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. DECLARES EIGHTEEN CENTS PER SHARE QUARTERLY DIVIDEND

LEBANON, Tenn. – May 29, 2008 -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.18 per share, payable on August 5, 2008 to shareholders of record on July 18, 2008.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 576 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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